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                                                                      EXHIBIT 22


                        SUBSIDIARIES OF THE REGISTRANT

                                              Location of Incorporation                  Percent
Subsidiaries of the Registrant                     or Organization                      Ownership
------------------------------                -------------------------                 ---------
American Azide Corporation                               Nevada                          100%

AMPAC Development Company                                Nevada                          100%

AMPAC Development Company of Utah                        Utah                            100%

AMPAC Technologies Corporation                           Nevada                          100%

Halotron, Inc.                                           Nevada                          100%

Pacific Engineering & Production Co. of Nevada           Nevada                          100%

PEPCON Production, Inc.                                  Utah                            100%

PEPCON Systems, Inc.                                     Nevada                          100%

Western Electrochemical Company                          Delaware                        100%

AMPAC Farms, Inc.                                        Nevada                          100%

AMPAC Chemicals Corporation                              Nevada                          100%

Sun Country Homes, Inc.                                  California                      100%

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